UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

110 Turnpike Road, Suite 203
Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 871-7046

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1:01               Entry into a Material Definitive Agreement.

On February 28, 2006 TC PipeLines, LP (the “Partnership”) entered into the Fifth Amendment to its $20.0 million unsecured Credit Agreement (“Revolving Credit Facility”) with JPMorgan Chase Bank, National Association (successor by merger to Bank One, NA) as agent for Lenders pursuant to the Revolving Credit Facility. The effect of the amendment is to extend the term of the Credit Agreement until February 27, 2007 and to revise the Pricing Schedule and the applicable fee rates as set in the amendment. TC PipeLines paid an up front fee of $10,000 to JPMorgan Chase Bank, N.A. in connection with the preparation and execution of the Fifth Amendment. Loans under the Revolving Credit Facility may bear interest, at the option of the Partnership, at a one-, two-, three-, or six-month LIBOR plus 0.75% or 1.00% if total debt is greater than or equal to 15% of capitalization, or at a floating rate based on the higher of the federal funds effective rate plus 0.5% and the prime rate. Amounts borrowed may be repaid in part or in full prior to that time without penalty. The Revolving Credit Facility may be used to fund capital expenditures, to fund capital contributions to Northern Border Pipeline, Tuscarora and any other entity in which the Partnership directly or indirectly acquires an interest, to fund working capital and for other general business purposes, including temporary funding of cash distributions to unitholders and the general partner, if necessary. The Revolving Credit Facility requires that the Partnership’s total debt, as of the last day of any fiscal quarter, to be no more than the lesser of (i) 35% of capitalization as at the last day of such fiscal quarter, or (ii) 2.5 times the consolidated adjusted EBITDA (net income plus interest expense and cash distributions less equity earnings) for the period consisting of such fiscal quarter and the three preceding fiscal quarters. At December 31, 2005, the Partnership was in compliance with its financial covenants. The Partnership had $13.5 million outstanding under the Revolving Credit Facility at December 31, 2005. The interest rate on the Revolving Credit Facility averaged 4.40% for the year ended December 31, 2005, and at December 31, 2005, the interest rate was 5.62%.

Item 2:03               Creation of a Direct Financial Obligation.

The information related to the Partnership’s entry into the Fifth Amendment to the Credit Agreement is provided under Item 1.01 above, and is incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

10.1                         Fifth Amendment to Credit Agreement among TC PipeLines, LP, the Lenders Party thereto and JPMorgan Chase Bank; National Association (successor by merger to Bank One, NA) as agent, February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

Date: February 28th, 2006	By:
Amy W. Leong
Controller

EXHIBIT INDEX

Number	Exhibit

10.1	Fifth Amendment to Credit Agreement among TC PipeLines, LP, the Lenders Party thereto and JPMorgan Chase Bank; National Association (successor by merger to Bank One, NA) as agent, February 28, 2006.